UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2022

Central Index Key Number of the issuing entity: 0001912509

Benchmark 2022-B34 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0001541502

Goldman Sachs Mortgage Company

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-260277-01	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Columbus Circle, New York, New York	10019
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2022, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance of the Benchmark 2022-B34 Mortgage Trust (“Issuing Entity”) Commercial Mortgage Pass-Through Certificates, Series 2022-B34 (the “Certificates”), pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2022 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Computershare Trust Company, N.A., as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the portfolio of mortgaged properties identified as “Shearer’s Industrial Portfolio” on Exhibit B to the Pooling and Servicing Agreement (the “Shearer’s Industrial Portfolio Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “Shearer’s Industrial Portfolio Whole Loan”) that includes the Shearer’s Industrial Portfolio Mortgage Loan and three pari passu promissory notes (each, a “Shearer’s Industrial Portfolio Pari Passu Companion Loan”) that are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the Shearer’s Industrial Portfolio Whole Loan will be serviced and administered (i) until the securitization of the controlling Shearer’s Industrial Portfolio Pari Passu Companion Loan, under the Pooling and Servicing Agreement and (ii) from and after the securitization of the controlling Shearer’s Industrial Portfolio Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

The controlling Shearer’s Industrial Portfolio Pari Passu Companion Loan was securitized on May 12, 2022 in connection with the issuance of a series of mortgage pass-through certificates entitled Benchmark 2022-B35 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-B35. Consequently, the Shearer’s Industrial Portfolio Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of May 1, 2022 (the “Benchmark 2022-B35 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (in such capacity, the “Non-Serviced Master Servicer”), KeyBank National Association, as special servicer (in such capacity, the “Non-Serviced Special Servicer”), Computershare Trust Company, N.A., as certificate administrator (in such capacity, the “Non-Serviced Certificate Administrator”), Wilmington Trust, National Association, as trustee (in such capacity, the “Non-Serviced Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Non-Serviced Operating Advisor) and asset representations reviewer (in such capacity, the “Non-Serviced Asset Representations Reviewer”). The Benchmark 2022-B35 PSA is attached hereto as Exhibit 99.1.

The servicing terms of the Benchmark 2022-B35 PSA are substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated March 31, 2022 (the “Prospectus”), and the following:

•	The Non-Serviced Master Servicer will earn a primary servicing fee with respect to the Shearer’s Industrial Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum (which rate includes any applicable sub-servicing fee rate).

•	Upon the Shearer’s Industrial Portfolio Mortgage Loan becoming a specially serviced loan under the Benchmark 2022-B35 PSA, the Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such mortgage loan accruing at a rate equal to 0.25% per annum (subject to a minimum monthly fee of $3,500), until such time as such mortgage loan is no longer specially serviced.

•	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than default interest and excess interest) and principal (other than any amount for which a liquidation fee would be paid) made by the related borrower after a workout. The workout fee is subject to a minimum fee of $25,000 and a $1,000,000 fee cap.

•	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.00% of net liquidation proceeds received in connection with a liquidation and such lower rate as would result in a liquidation fee of $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

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Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

99.1	Pooling and Servicing Agreement, dated as of May 1, 2022, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer, KeyBank National Association, as special servicer, Computershare Trust Company, N.A., as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

	By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

	By:	/s/ Robert-Christopher Jones
Name: Robert-Christopher Jones
Title: Director

Dated: May 18, 2022

BMARK 2022-B34 – 8-K (Shearer’s Industrial Portfolio Servicing Shift)